As filed with the Securities and Exchange Commission on August 19, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

A.G. EDWARDS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	43-1288229
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One North Jefferson Avenue, St. Louis, Missouri 63103

(Address of principal executive offices) (Zip Code)

A.G. EDWARDS, INC. 1988 INCENTIVE STOCK PLAN

(Full title of the plan)

Douglas L. Kelly,

Secretary

A.G. Edwards, Inc.

One North Jefferson Avenue

St. Louis, Missouri 63103

(Name and address of agent for service)

(314) 955-3000

(Telephone number, including area code, of agent for service)

Copy to:

John R. Short

Blackwell Sanders Peper Martin LLP

720 Olive Street, 24th Floor

St. Louis, Missouri 63101

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities	Amount to	maximum	Maximum Aggregate	Amount of
to be registered	be registered	Offering Price Per Share	offering price	registration fee
Common Stock, $1.00 par value per share	2,800,000 shares(1)	[$]44.12(2)	[$]123,536,000.00(2)	[$]14,540.19(2)

(1)             Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, there is also being registered such additional shares and rights as may be issued by reason of stock splits, stock dividends or similar transactions.

(2)             The proposed maximum offering price per share and maximum aggregate offering price are estimated for the sole purpose of calculating the amount of the registration fee. The fee has been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended. Accordingly, the maximum offering price per share is based on the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange for August 18, 2005.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register an additional 2,800,000 shares of Common Stock, $1.00 par value per share, of A.G. Edwards, Inc. (the “Company”) issuable pursuant to the A.G. Edwards, Inc. 1988 Incentive Stock Plan, as amended (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of Registration Statement Nos. 33-23837, No. 33-36609, No. 33-52786, No. 33-61949 and No. 333-87507 previously filed by the Company with respect to the Plan are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index immediately following the signature page hereof and the exhibits filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on August 19, 2005.

A.G. EDWARDS, INC.

(Registrant)

By:	/s/ Douglas L. Kelly

Douglas L. Kelly

Treasurer, Chief Financial Officer

and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Bagby and Douglas L. Kelly, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert L. Bagby Robert L. Bagby	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	August 19, 2005
/s/ Ronald J. Kessler Ronald J. Kessler	Vice Chairman of the Board and Director	August 19, 2005
/s/ Douglas L. Kelly Douglas L. Kelly	Treasurer, Chief Financial Officer (Principal Financial Officer) and Secretary	August 19, 2005
/s/ Dr. E. Eugene Carter Dr. E. Eugene Carter	Director	August 19, 2005
Vicki B. Escarra	Director	August 19, 2005
/s/ Samuel C. Hutchinson, Jr. Samuel C. Hutchinson, Jr.	Director	August 19, 2005
/s/ Peter B. Madoff Peter B. Madoff	Director	August 19, 2005
/s/ Mark S. Wrighton Mark S. Wrighton	Director	August 19, 2005
/s/ Thomas H. Martin, Jr. Thomas H. Martin, Jr.	Controller	August 19, 2005
/s/ Joseph G. Porter Joseph G. Porter	Principal Accounting Officer	August 19, 2005

EXHIBIT INDEX

Exhibit Number*	Description of Exhibit
23	Consent of Deloitte & Touche LLP.
24	Power of Attorney (included on the signature page of this Registration Statement).

*Numbers correspond to document numbers in the Exhibit Table of Item 601 of Regulation S-K.